Exhibit 99.2

INTERCONTINENTAL

BANK SHARES CORPORATION

January 25, 2006

Coastal Bancshares Acquisition Corp.

9821 Katy Freeway

Suite 500

Houston, TX 77024

Gentlemen:

Reference is made to the Final Prospectus of Coastal Bancshares Acquisition Corp (“Coastal”), dated February 14, 2005 (“Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that Coastal has established the Trust Fund, initially in an amount of $28.4 million for the benefit of the Parent Stockholders and that Coastal may disburse monies from the Trust Fund only (i) to the Public Stockholders in the event of the redemption of their shares or the liquidation of Coastal or (ii) to Coastal after it consummates a Business Combination.

For and in consideration of Coastal agreeing to evaluate the undersigned for purposes of consummating a Business Combination with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Coastal and will not seek recourse against the Trust Fund for any reason whatsoever.

Steven J. Pritchard, President

/s/ Steven J. Pritchard
Authorized Signature of Officer/Director

6810 Military Drive West, San Antonio, Texas 78227

Telephone (210) 645-3700 Fax (210) 675-4095